Exhibit 10.6

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of April __, 2026, by and among:

Genius Group Limited

(NYSE American: GNS), a public limited company organized under the laws of Singapore, having its registered seat at 8 Amoy Street, #01-01 Singapore 049950 (the “Company”);

AND

American Ventures LLC, Series XI Jewel Digital, a Delaware series limited liability company or its assigns (the “AV Holder”);

AND

The sellers of membership interests in Jewel Investments LLC listed on Schedule A hereto (collectively, the “Jewel Holders”, and together with the AV Holder, the “Holders”)

WHEREAS:

(A) The Company, the AV Holder, and related parties have entered into a Share Purchase Agreement dated [DATE], 2026 (the “Jewel SPA”) pursuant to which the Company will issue 15,000,000 shares of Common Stock to the Jewel Holders as partial consideration for the acquisition of a promissory note convertible into 9.9% of the equity interests in Jewel Investments LLC.

(B) As a condition and inducement to the AV Holder and the Jewel Holders entering into the Jewel SPA respectively, the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined herein) as set forth in this Agreement. These registration rights are essential to the Holders’ investment thesis and liquidity planning, and are necessary to ensure that the Holders have a practical ability to dispose of their securities in an orderly and timely manner.

(C) The shares issued to the Jewel Holders are being issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and will be “restricted securities” requiring registration for resale. The Company therefore agrees to provide demand and piggyback registration rights to facilitate the eventual public resale of these restricted securities.

(D) The Company will file a resale registration statement on Form F-3 to register the shares of the Company being issued with respect to the Jewel SPA.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

Section 1. DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings set forth below:

(a) “Adverse Disclosure” means any public disclosure of material non-public information which, in the Board’s good faith judgment, (i) would be required to be made in any Registration Statement or Prospectus, (ii) would not be required to be made at such time but for the filing of such Registration Statement, and (iii) the Company has a bona fide business purpose for not making such information public at the time of such proposed filing or effectiveness. Adverse Disclosure shall not include changes in general economic or market conditions affecting the securities markets generally or the Company’s industry.

(b) Intentionally omitted.

(c) Intentionally omitted.

(d) “Board” means the board of directors of the Company.

(e) “Commission” or “SEC” means the United States Securities and Exchange Commission.

(f) “Common Stock” means the ordinary shares of the Company listed on NYSE American under ticker GNS.

(g) “Company” means Genius Group Limited.

(h) “Demand Registration” has the meaning set forth in Section 2.1.

(i) “Effective Date” means the date that is 60 days from the applicable Filing Deadline with respect to a registration statement filed pursuant to Section 2.1; and provided further, however, that if the SEC is closed following the Filing Date, in part or in full, for operations due to a government shutdown, the applicable Effectiveness Date shall be extended by the same amount of days that the SEC remains closed for operations following the Filing Date.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j) “Filing Deadline” means (i) with respect to the Initial Registration Statement required to be filed pursuant to Section 2.1, and (ii) with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the date on which the Company was required to file such additional Registration Statement pursuant to the terms of this Agreement; provided, if such Filing Deadline falls on a day that is not a Trading Day, then the Filing Deadline shall be the next succeeding Trading Day.

(j) “Holder” or “Holders” means the AV Holder and the Jewel Holders, and any permitted transferee who becomes a party to this Agreement.

(h) “Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement.

(k) “Jewel Holders” means the sellers of membership interests in Jewel Investments LLC listed on Schedule A.

(l) “Jewel SPA” means the Share Purchase Agreement for Jewel Investments LLC, dated [DATE], 2026.

(m) “Piggyback Registration” has the meaning set forth in Section 3.1.

(n) “Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented.

(o) “Registrable Securities” means the 15,000,000 shares of Common Stock issued to the Holders under the Jewel SPA, PROVIDED that any such share shall cease to be a Registrable Security when (A) a Registration Statement covering such share has been declared effective and such share has been sold pursuant thereto; (B) such share has been sold pursuant to Rule 144 under the Securities Act; (C) such share has been otherwise transferred and a new certificate not bearing a restrictive legend has been delivered; or (D) such share has ceased to be outstanding.

(p) “Registration Expenses” has the meaning set forth in Section 5.

(q) “Registration Statement” means any registration statement required to be filed hereunder and any additional registration statements contemplated by this Agreement, including (in each case) the prospectus, amendments and supplements to any such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

(r) “Rule 144” means Rule 144 promulgated under the Securities Act.

(s) “Securities Act” means the Securities Act of 1933, as amended.

(t) “Shelf Registration Statement” means the Company’s shelf registration statement to be filed with the SEC, as amended or supplemented from time to time.

(u) “Suspension Period” has the meaning set forth in Section 2.4.

Section 2. REGISTRATION RIGHTS

2.1 Registration Right. The Company shall, as promptly as practicable and in any event within 14 days of the Closing Date, file with the SEC a Registration Statement covering the resale of the Registrable Securities specified in such demand and shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective as promptly as practicable but no later than 60 days form the date of filing the Registration Statement. The Company shall keep such Registration Statement effective until the earlier of (i) the date on which all Registrable Securities covered thereby have been sold, and (ii) the date on which all Registrable Securities covered thereby may be sold without restriction under Rule 144.

2.2 Suspension. Notwithstanding anything to the contrary, the Company may postpone the filing or effectiveness of a Registration Statement for a period not to exceed 60 days in any twelve (12) month period (a “Suspension Period”) if the Board determines in good faith that such filing or effectiveness would require an Adverse Disclosure. The Company shall promptly notify the Holders of any such postponement and shall file or cause to become effective such Registration Statement as promptly as practicable following the expiration of the Suspension Period. During any Suspension Period, no Holder shall sell any Registrable Securities pursuant to such Registration Statement.

2.3 Registration. The Company shall use commercially reasonable efforts to maintain the effectiveness of the Shelf Registration Statement and to keep it available for the issuance and resale of Registrable Securities. If the Shelf Registration Statement ceases to be effective or available for any reason, the Company shall file a new Registration Statement or post-effective amendment as promptly as practicable and shall use commercially reasonable efforts to have it declared effective within 90 days. This obligation extends to updating and amending the Shelf Registration Statement as necessary to remain in compliance with SEC requirements and to permit the resale of Registrable Securities.

2.4 : (i) the Initial Registration Statement, or if applicable, an additional Registration Statement, is not filed on or prior to the Filing Deadline (if the Company files the Initial Registration Statement or an additional Registration Statement without affording the Holders the opportunity to review and comment on the same as required herein, or the Company subsequently withdraws the filing of the Registration Statement, the Company shall be deemed to have not satisfied this clause (i) as of the Filing Deadline (notwithstanding the foregoing, (a) if the Company provides the Initial Registration Statement or an additional Registration Statement to the Holders and the Holders do not complete their review or provide confirmation within two business days, the Company may proceed with the filing, which may be deemed as filing prior to the Filing Deadline and (b) if the Holders provide comments within such two-business-day period, the Company shall be entitled to a one-business-day extension to the Filing Deadline), (ii) the Company fails to file with the SEC a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the SEC pursuant to the Securities Act, within one (1) Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be “reviewed” or will not be subject to further review or (iii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of such Registration Statement within ten (10) calendar days after the receipt of comments by or notice from the SEC that such amendment is required in order for such Registration Statement to be declared effective (provided, that the foregoing clause shall not apply with respect to any amendment required to be filed in response to any oral or written comments by the SEC related to insufficient authorized shares and/or requisite Stockholder Approval), (iv) the SEC has indicated they will not review a Registration Statement registering for resale all of the Registrable Securities, and such Registration Statement is not declared effective by the SEC by the Effective Date of the Initial Registration Statement or an additional Registration Statement; or (v) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, other than up to three instances, for not more than sixty (60) consecutive calendar days and not more than an aggregate of one hundred and twenty (120) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (iv), the date on which such Event occurs, and for purpose of clause (ii) the date on which such one (1) Trading Day period is exceeded, and for purpose of clause (iii) the date which such ten (10) calendar day period is exceeded, and for purpose of clause (iv) the date on which such ninety (90) or one hundred and eighty (180) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 2.5% multiplied by the aggregate value of the Registrable Securities pursuant to the Jewel SPA and valued at the time of issuance. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to each Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

2.5 Notwithstanding anything to the contrary contained herein, in no event shall the Company be permitted to name any Holder or affiliate of a Holder as any underwriter without the prior written consent of such Holder.

Section 3. PIGGYBACK REGISTRATION RIGHTS

3.1 Piggyback Right. If at any time the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of Common Stock for its own account or for the account of any other securityholder (other than (i) a registration on Form S-8 or any successor form relating to employee benefit plans, or (ii) a registration on Form S-4 or any successor form relating to a business combination), the Company shall give written notice to each Holder at least 15 days before the anticipated filing date, and shall include in such Registration Statement all Registrable Securities requested to be included by any Holder who provides written notice to the Company within 10 days of receiving the Company’s notice (a “Piggyback Registration”). The Company shall make reasonable efforts to facilitate the inclusion of Registrable Securities in such offerings.

3.2 Priority in Piggyback Registrations. If the managing underwriter advises the Company that the total number of securities requested to be included in a Piggyback Registration exceeds the number that can be sold in an orderly manner, the securities to be included shall be allocated in the following priority: (a) first, the securities the Company proposes to sell for its own account; (b) second, the Registrable Securities requested to be included by the Holders, allocated pro rata among the Holders based on the number of Registrable Securities each has requested to include; and (c) third, any other securities requested to be included by other securityholders. Any Holder whose Registrable Securities are excluded from a Piggyback Registration due to underwriter limitations shall retain the right to request a subsequent Demand Registration.

3.3 Withdrawal. Any Holder who has requested inclusion of Registrable Securities in a Piggyback Registration may withdraw such request by giving written notice to the Company at least 5 Business Days prior to the planned effective date of such Registration Statement. Such withdrawal shall not affect the Holder’s right to make future requests for inclusion in any subsequent registration. The Company shall not be responsible for any expenses incurred by a Holder in connection with a Piggyback Registration if the Holder subsequently withdraws its request.

Section 4. REGISTRATION PROCEDURES

4.1 Company Obligations. In connection with any Registration Statement filed pursuant to this Agreement, the Company shall:

(a) prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the applicable period and to comply with the Securities Act and the rules and regulations thereunder;

(b) furnish to each Holder whose Registrable Securities are being registered, without charge, such number of copies of the Registration Statement, each amendment and supplement thereto, the Prospectus, and such other documents as such Holder may reasonably request;

(c) use commercially reasonable efforts to register or qualify the Registrable Securities under such securities or blue sky laws of such jurisdictions as any Holder may reasonably request;

(d) promptly notify each selling Holder when the Registration Statement has been declared effective and when any post-effective amendment thereto has been filed and become effective;

(e) promptly notify each selling Holder of the occurrence of any event that would cause the Registration Statement or Prospectus to contain an untrue statement of a material fact or omit a material fact required to be stated therein, and prepare and file a supplement or amendment to correct such misstatement or omission as promptly as practicable;

(f) use commercially reasonable efforts to cause the Registrable Securities to be listed on NYSE American or such other securities exchange on which the Common Stock is then listed;

(g) cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates or book-entry confirmations representing the Registrable Securities to be sold, and enable such Registrable Securities to be in such denominations and registered in such names as the selling Holders may request;

(h) make available for inspection by any selling Holder, any underwriter participating in any disposition, and any attorney, accountant, or other agent retained by such selling Holder or underwriter, all financial and other records, pertinent corporate documents, and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility;

(i) use commercially reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of a Registration Statement, and if any stop order is issued, use its best efforts to obtain the withdrawal of such stop order as promptly as practicable.

4.2 Holder Obligations. Each selling Holder shall:

(a) furnish to the Company such information regarding such Holder and the distribution of the Registrable Securities as the Company may reasonably request in connection with any Registration Statement;

(b) cooperate with the Company in the preparation of the Registration Statement and any amendments or supplements thereto;

(c) comply with the prospectus delivery requirements of the Securities Act as applicable to such Holder in connection with sales of Registrable Securities.

Section 5. REGISTRATION EXPENSES

5.1 Company Expenses. All expenses incurred in connection with any Demand Registration or Piggyback Registration (collectively, “Registration Expenses”) shall be borne by the Company, including (a) all SEC, stock exchange, and FINRA registration and filing fees; (b) all fees and expenses of compliance with securities or blue sky laws; (c) all printing, duplicating, and distribution expenses; (d) all fees and disbursements of counsel for the Company; (e) all fees and disbursements of independent public accountants of the Company; and (f) all fees and expenses incurred in connection with the listing of the Registrable Securities on NYSE American.

5.2 Selling Expenses. Notwithstanding Section 5.1, each Holder shall bear (a) any underwriting discounts, commissions, or transfer taxes applicable to the Registrable Securities sold by such Holder; and (b) the fees and disbursements of any counsel separately retained by such Holder. Each Holder shall also be responsible for any brokerage commissions, fees to placement agents other than D. Boral Capital LLC, and any costs or expenses incurred by such Holder in connection with the marketing or sale of the Registrable Securities.

Section 6. INDEMNIFICATION

6.1 Indemnification by the Company. The Company shall indemnify and hold harmless each Holder, its officers, directors, members, partners, agents, and each person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), against all losses, claims, damages, liabilities, and expenses (including reasonable attorneys’ fees) arising out of or based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein; or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading; PROVIDED that the Company shall not be liable to any Holder to the extent that such loss, claim, damage, liability, or expense arises out of or is based upon information furnished in writing by such Holder specifically for inclusion in the Registration Statement or Prospectus.

6.2 Indemnification by Holders. Each selling Holder shall, severally and not jointly, indemnify and hold harmless the Company, its officers, directors, and each person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), against all losses, claims, damages, liabilities, and expenses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, or amendment or supplement thereto, or any omission or alleged omission to state a material fact, in each case to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with information furnished in writing by such Holder specifically for use in connection with such Registration Statement or Prospectus. The liability of any Holder under this Section shall not exceed the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

6.3 Contribution. If the indemnification provided for in Sections 6.1 or 6.2 is unavailable or insufficient to hold harmless an indemnified party, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The Company and the Holders agree that the negligence or breach of this Agreement by a party shall not be considered unless it is the sole cause of loss.

6.4 Survival. The obligations of the Company and the Holders under this Section 6 shall survive the completion of any offering of Registrable Securities and the termination of this Agreement.

Section 7. RULE 144

7.1 The Company covenants that it will (a) file all reports required to be filed by it under the Exchange Act so long as it remains subject to such reporting requirements; and (b) furnish to any Holder, upon request, a written statement as to whether the Company has complied with the reporting requirements of Rule 144 and of the Exchange Act, and such other information as may be reasonably requested to permit the Holder to sell Registrable Securities without registration under the Securities Act pursuant to Rule 144. The Company shall maintain the currency of its public information for purposes of Rule 144(i) throughout the period in which any Holder seeks to sell Registrable Securities, and shall provide such information to Holders as necessary to facilitate sales under Rule 144.

Section 8. TRANSFER OF REGISTRATION RIGHTS

8.1 A Holder may transfer or assign its rights under this Agreement to any transferee who acquires at least 2,000,000 Registrable Securities from such Holder, PROVIDED that (a) the Company is given written notice prior to such transfer, stating the name and address of the transferee and identifying the Registrable Securities being transferred; (b) the transferee agrees in writing to be bound by the terms and conditions of this Agreement; and (c) such transfer is effected in compliance with applicable securities laws. Any transferee who meets these conditions shall have the same registration rights as the original Holder with respect to the Registrable Securities transferred to such transferee.

Section 9. TERMINATION

9.1 This Agreement shall terminate and be of no further force or effect on the earliest of (a) the third (3rd) anniversary of the date hereof; (b) the date on which all Registrable Securities have been sold pursuant to a Registration Statement or Rule 144 or have otherwise ceased to be Registrable Securities; and (c) the date on which all Holders have provided written notice to the Company of their election to terminate this Agreement.

9.2 Notwithstanding Section 9.1, the provisions of Section 6 (Indemnification), Section 10 (Confidentiality), and Section 11 (Governing Law) shall survive termination of this Agreement indefinitely.

Section 10. CONFIDENTIALITY

10.1 Each Holder agrees that any material non-public information received by such Holder pursuant to this Agreement shall be kept confidential and shall not be disclosed to any third party, except (a) to such Holder’s advisors, representatives, and agents who are bound by obligations of confidentiality; (b) as required by law or regulation; or (c) as otherwise consented to in writing by the Company. This obligation shall apply to all information disclosed in connection with the registration of Registrable Securities, including information regarding the timing, price, and structure of any registration or offering.

Section 11. GOVERNING LAW

11.1 This Agreement shall be governed by and construed in accordance with the laws of the Republic of Singapore, without regard to its principles of conflicts of law.

Section 12. DISPUTE RESOLUTION

12.1 Any dispute arising out of or in connection with this Agreement shall be referred to and finally resolved by arbitration in Singapore under the rules of the Singapore International Arbitration Centre (“SIAC”). The parties agree that such arbitration shall be the exclusive remedy for resolving any dispute.

12.2 The tribunal shall consist of one (1) arbitrator to be agreed upon by the parties, or failing agreement within 30 days, to be appointed by the President of SIAC. The arbitrator shall be fluent in English and shall have experience in commercial and securities matters.

12.3 The language of the arbitration shall be English. The award shall be final and binding on all parties and may be enforced in any court of competent jurisdiction.

Section 13. MISCELLANEOUS

13.1 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to registration rights for the Registrable Securities and supersedes any and all previous agreements, negotiations, and discussions.

13.2 Amendments. No amendment shall be effective unless in writing and signed by the Company and Holders holding at least a majority of the then-outstanding Registrable Securities.

13.3 Waiver. No waiver shall be effective unless in writing signed by the waiving party. Any waiver of a breach of this Agreement shall not constitute a waiver of any other breach or of any other provision.

13.4 Severability. If any provision of this Agreement is held by a court or arbitrator to be invalid or unenforceable, the remaining provisions shall continue in full force and effect, and such invalid provision shall be modified to the minimum extent necessary to make it valid and enforceable.

13.5 Notices. All notices shall be in writing and delivered to:

If to the Company:

Genius Group Limited, 8 Amoy Street, #01-01 Singapore 049950

Attention: Roger James Hamilton, CEO

Email: [EMAIL]

If to the AV Holder:

American Ventures LLC, Series XI Jewel Digital

Attention: [NAME]

Email: [EMAIL]

With a copy to:

Sichenzia Ross Ference Carmel LLP, 1185 Avenue of Americas, 26th Floor, New York, NY 10036

Attn: Ross Carmel, Esq.

rcarmel@srfc.law

If to a Jewel Holder:

To the address set forth on Schedule A hereto.

13.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by electronic means (including PDF or facsimile) shall have the same force and effect as delivery of a manually executed original counterpart.

13.7 Further Assurances. Each party shall execute and deliver such additional documents and instruments and shall take such further actions as may be reasonably necessary or desirable to effectuate, carry out, and perform all of its obligations under this Agreement.

13.8 No Third Party Beneficiaries. This Agreement is for the exclusive benefit of the parties hereto and their permitted successors and assigns. No provision of this Agreement shall create or be deemed to create any right in any other person, except that the indemnified parties under Section 6 shall have the rights expressly set forth therein.

13.9 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. No party shall be required to post a bond or other security to obtain such specific performance.

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

GENIUS GROUP LIMITED (THE COMPANY)

Name:	Roger James Hamilton
Title:	CEO
Date:

AMERICAN VENTURES LLC (AV HOLDER)

Name:	[TO BE CONFIRMED]
Title:	[TO BE CONFIRMED]
Date:

JEWEL HOLDERS:

[See Schedule A]

SCHEDULE A — LIST OF JEWEL HOLDERS

[To be completed with names and addresses of sellers of Jewel Investments LLC membership interests and the number of Registrable Securities allocated to each]